Exhibit 16.1

                                February 16, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                               RE: ActiveCore Technologies, INC.

                             FILE REF. NO. 000-30397
                             -----------------------

We were previously the principal accountants for ActiveCore Technologies, Inc. (Formerly IVP Technology Corporation) through February 9, 2005. On February 9, 2005, our appointment as principal accountants was terminated. We have read ActiveCore Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K dated February 14, 2005, and we agree with the statements made in response to that Item insofar as they relate to our Firm, except as follows:

1. The report of Weinberg & Company, P.A. on the consolidated financial statements of the Company for the years ended December 31, 2003 and 2002 contained a modification expressing substantial doubt about the Company's ability to continue as a going concern.


                              Very truly yours,



                              WEINBERG & COMPANY, P.A.
                              Certified Public Accountants


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